                                                                   EXHIBIT 10.36

                             EMPLOYMENT AGREEMENT
                             --------------------

        Made and entered into at Jerusalem on the 13th day of May 1997

Between:    ELECTRIC FUEL (E.F.L.) LTD.
            5 Kiryat Hamada, Har Hatzvim
            P.O. Box 23073 Jerusalem 91230
                        (hereinafter: "the Company" or "Electric Fuel")

And:        Name:  JOSHUA DEGANI
            I.D.: 00048704-1
            Address: 28 Haportzim
                   Jerusalem 92841
            Telephone: 02-5664896
                        (hereinafter: "the Employee")

WHEREAS: Electric Fuel is a company which owns a plant that engages, inter alia, in the development and production of systems for the storing of energy, which, amongst other things, includes batteries, electric fuel and recharging devices; and

WHEREAS: The Company requires an employee in the position described below, and the Employee offers himself for employment in the Company in the said position; and

WHEREAS: The parties agree that the constellation of rights and obligations which will apply in the relationship between them will be as stipulated pursuant to this personal employment agreement and all contacts between them in the future will be direct and without the intervention of any third party; and

WHEREAS: The Employee's position requires a special degree of personal trust as between him and the Company; and

WHEREAS: Electric Fuel is a subsidiary of Electric Fuel Corporation (hereinafter: "EFC"), which is a company registered in Delaware, the United States, which is affiliated, or due to be affiliated, to additional subsidiaries/parent companies (hereinafter: "the EFC Group").

     NOW THEREFORE IT IS AGREED AND STIPULATED BY THE PARTIES AS FOLLOWS:

1.   PREAMBLE

     The preamble to this Agreement constitutes an integral part hereof.

2.   ACCEPTANCE FOR EMPLOYMENT

EXHIBIT 10.36

    The Employee is accepted for employment in the Company commencing from June 15, 1997 in the position of Executive V.P., subordinate to the managing director.

3.  PLACE OF WORK

    The Employee's place of work will be in Jerusalem, or at such other place as the Company may from time to time specify, provided that the employment of the Employee on a permanent basis at a place which is located more than 60 kilometers from his normal place of work shall be done with the Employee's prior consent.

4.  TRANSFER OF THE EMPLOYEE

    Notwithstanding the contents of Clause 2 above, but subject to Clause 3 above, Electric Fuel will be entitled to assign the Employee for work in another position, or to transfer the Employee to work for another company under the control of EFC (or under the control of the shareholders who are the controlling shareholders in EFC), either by placing his services at the disposal of such company or by creating a relationship of employer and employee between the Employee and such company, provided that as a consequence of the transfer to another position or to the other company, his salary and his other rights will not be inferior to his salary and his other rights pursuant to which the Employee is accepted for employment in accordance with Clause 7 below, and provided that this does not prejudice the continuity of his rights vis-a-vis Electric Fuel or vis-a-vis the company to which he is transferred.

5.  ORDINARY DAYS OF WORK

    The ordinary days of work each week are five days which are, Sundays, Mondays, Tuesdays, Wednesdays and Thursdays. The quota of hours for a full-time job will be according to law.

    It is absolutely prohibited for there to be work on Saturdays and on Jewish holidays.

6.  OVERTIME WORK AND WORKING IN SHIFTS

    a. Should carrying out the function and position necessitate work during hours beyond the ordinary working hours mentioned in Clause 5 above and/or on a second or third shift, the Employee undertakes to work such hours in accordance with the Company's request.

    b. By virtue of the fact that Employee's job requires a special degree of personal trust, and because the conditions of employment and the circumstances thereof do not allow the Company to have any control over the Employee's hours of work, accordingly the provisions of the Hours of Work and Rest Law, 5711-1951, will not apply to the Employee and to the

EXHIBIT 10.36

        relationship between the Employee and the Company. Thus, notwithstanding the contents of Clause 5 above, the hours of work and days of work will be according to needs, and the Employee will not be paid any remuneration for overtime or remuneration for work on shifts, even if the Employee worked any number of such hours.

7.  SALARY

    a.  The combined salary of the Employee will be $9,000 gross.

    b. In addition to the amount mentioned in sub-clause (a) above, a salary increment will be paid from time to time in accordance with the Company's procedures, and in the Company's discretion (hereinafter: "the Company Increment").

    c. It is hereby agreed and declared that salary increments which are paid to the Employee as stated in sub-clause (b) above will be deemed to be an advance payment and will be reckoned as part of the Cost of Living allowances and all the salary allowances which may be due to the Employee pursuant to the law and/or collective agreements and/or extension orders (hereinafter: "the General Increments"), and under no circumstances will the Employee be entitled both to the Company Increments as well as to the General Increments, but only to the difference, if any, between the Company Increments which are paid to him and the General Increments (hereinafter: "the Difference").

    d. The salary will be paid to the Employee not later than the eighth of the month following the month in which the work was performed. Compulsory payments for which the Employee is liable according to law, as well as the Employee's debts to the Company in accordance with his written undertaking, will be deducted from the salary.

8.  REIMBURSEMENT OF EXPENSES

    Should the performance of the Employee's function and position require him to stay outside of Electric Fuel's plant in a place which is not his regular abode and/or necessitate traveling to a place outside Electric Fuel's plant and/or require other expenses which are permitted according to Company procedures, the Employee will be entitled to a reimbursement of these expenses in accordance with a prior written approval of his superior in conformity with the Company's procedures.

9.  PENSION SCHEME

    Electric Fuel will continue to contribute to an existing pension scheme the Employee has, which is comprised of managers insurance and Mivtachim, under which the Employee is the beneficiary. The following amounts will be deposited in the pension scheme:

EXHIBIT 10.36

    a. Contributions in respect of the payment of severance pay, according to the percentage prescribed by law, which will be paid by the Company.

    b. Contributions for the employer's share in the pension scheme, at the percentage prescribed according to law, regulation or order which applies to the Company, which will be paid by the Company.

    c. Contributions in respect of the Employee's share in the pension scheme, at the percentage prescribed according to law, regulation or order or collective agreement which applies to the Company, which will be paid by the Employee. The Employee empowers the Company to deduct from his salary his share in the pension scheme, and to deposit it in the pension scheme.

    d.  A contribution for disability insurance.

10. LEAVE

    a. At the start of his employment the Employee will be entitled to annual leave of 24 working days per annum.

    b. An employee who has worked only part of a year will be entitled to days of leave pro rata to the actual period of his work during that year, all in accordance with the law.

    c. The dates on which the Employee goes on leave will be fixed by Electric Fuel in accordance with its possibilities and requirements, but to the extent possible having regard to the Employee's wishes.

    d. Electric Fuel will be entitled to invoke a uniform annual leave for the general body of its employees, in whole or in part, in respect of some or all of the quota of leave, in such manner as it deems fit.

    e. In a case where an employee takes ill during the leave period, the days he is sick will not be taken into account for purposes of the days of leave, subject to his presenting the Company with a medical certificate upon his return to work.

    f. Should an employee not wish to utilize all the leave due to him during any given year of employment, he will be entitled to request the Company not to utilize his days of leave during that year of employment but to accumulate the balance of the leave or to accept payment in lieu thereof, up to a limit of leave in respect of two years employment, save and except for days of leave he is obliged to utilize according to law.

11. SICK LEAVE AND RECUPERATION PAY

EXHIBIT 10.36

    a. An employee who is absent from work due to illness shall be obliged to produce to the Company appropriate medical certificates in respect of all the days of his absence, and he will be entitled to his salary in respect of his days of absence up to a maximum of 1.5 days of work per month, with a right to accumulate such sick leave.

    b. An employee who is entitled to payment or compensation from another source in respect of days of illness, such as from the National Insurance Institute, or from personal accident insurance, shall transfer to the Company the payment or compensation immediately upon receipt thereof, up to the limits of the salary he has received from the Company in consequence of such event.

    c. The Employee shall be entitled to payment for recuperation pay in accordance with the law.

12. SAFETY AT WORK

    a. The Employee is required to conform meticulously with the work safety procedures, to obey instructions on the subject, to report and to act in any possible way in order to prevent work accidents of any sort.

    b. Should the Employee be injured at work (work accident or vocational disease), he shall be obliged to report such injury or illness to the Company as soon as possible in accordance with the Company's procedures.

    c. An employee who is absent from work due to an injury at work which is recognized by the National Insurance Institute will be entitled to his salary in respect of the first three days of his absence, in accordance with Clause 11 above, and such days will be deemed to be days of sick leave. Should he be absent for more than three days, the Employee will receive his salary from the Company and he shall transfer to the Company, or shall cause the transfer to the Company of, any payment or compensation he may receive in respect of his injury from the National Insurance Institute or from personal accident insurance, within the limits of the salary he has received from the Company in consequence of such event.

13. OBLIGATION FOR CONFIDENTIALITY

    a. The Employee hereby undertakes to keep completely secret all the details of this Agreement, including the salary conditions, and not to pass on or divulge details in regard thereto to any third party.

    b. For purposes of this clause and for purposes of Clause 14 below, the term "information" includes any know-how which may come into the possession of the Employee in the course of his employment on behalf of Electric Fuel, or another company forming part of the EFC Group of companies, including, inter alia, any knowledge in the technological, technical,

EXHIBIT 10.36

        engineering, scientific, economic, commercial, accounting and/or legal field which relates to Electric Fuel, whether or not same is defined as classified information. Such information shall also include knowledge which is received by Electric Fuel on the basis of a confidentiality agreement with a third party.

    c. The Employee hereby declares that he is aware that the information which has been developed in the Company until now, and which will be developed during the course of his employment in the Company, is information of immense value and the importance thereof is very substantial to the success of the Company, and that the passing on of such information to a third party will cause enormous damage to Electric Fuel.

    d. The Employee hereby undertakes to keep all information completely secret and confidential and not to divulge information to any third party, unless the managing director of Electric Fuel has given written approval to the passing on of such information.

        1) The obligation for confidentiality pursuant to this clause will not apply to information which has passed into the public domain without the interference or intervention of the Employee, or

        2) Information which the Employee has proved in writing at the time of signing of this Agreement that same was in his possession prior to a relationship being created between him and Electric Fuel (employer-employee, consultant or any other unofficial connection).

    e. The period for the obligation contained in sub-clause (d) above shall be for so long as the employer-employee relationship between the Employee and Electric Fuel exists and for an additional period of five years subsequent thereto, or such longer period in relation to information which came into the possession of Electric Fuel from a third party, if the confidentiality agreement with the third party specifies a longer period, and for such additional period only.

14. COMPETITION

    The Employee shall not himself compete with the Company or with the EFC Group, and shall not work for or give service, advice, training or information to any entity likely to be a competitor of, or who has a business similar in essence to, the business in which the EFC Group engages or will engage during the Employee's period of employment, and this prohibition shall continue to apply during the period of employment and for an additional five years after the termination of the period of employment.

15. PUBLICATIONS

EXHIBIT 10.36

    The Employee shall not publish research in scientific literature or an article connected with the Employee's field of operations in the framework of the Company, until after he has delivered to the Company a copy of the research or the article he wishes to publish, and has received the prior written approval of the managing director of the Company for the publication thereof.

16. INTELLECTUAL PROPERTY

    a. The intellectual property created in Electric Fuel by the Employee, or with his participation in the course of his employment at Electric Fuel, will be the sole property of Electric Fuel, and it will be entitled to make use thereof in its sole discretion.

    b. The Employee shall fully cooperate with the Company for purposes of utilizing its intellectual property, including the registration thereof as a patent or in order to cloak it with rights of copyright or other rights, whether in Israel or abroad, even if this necessitates the preparation of plans, formulas or any other action, and even if the Employee's relationship with the Company has been terminated for any reason prior to his being called upon to do so.

17. DUTY OF CARE

    The Employee shall perform his functions in his employment loyally and in the course of safeguarding the interests of the Company, and shall act in accordance with the Company's procedures and in conformity with the safety arrangements. Should he commit a breach of any of the provisions of this clause, the Employee will bear responsibility for any damage which may be caused to the Company as a result of a malicious act or of gross negligence on his part.

18. PROPERTY OF THE COMPANY

    The Employee shall not use the property of the Company except for purposes of performing his work in the Company, and shall not remove the property of the Company from the Company's building and/or from the area of premises leased by it, except with prior written approval given by the person authorized to do so.

19. ADDITIONAL WORK

    The Employee shall not be entitled to do any additional work over and above his work in the Company.

20. ADVANCE NOTICE

    a. Each party will be entitled to terminate the employment relationship at any time and for any reason, by way of advance notice to the other party, and the period of the advance notice and the total payment of severance pay to

EXHIBIT 10.36

        which the Employee will be entitled will be as set forth in the Length of Advance Notice Appendix.

    b. The Company shall be entitled to dispense with the Employee's work during the period of advance notice, provided that it pays him his salary.

    c. Notwithstanding the contents of sub-clauses (a) and (b) above, the Employee will not be entitled to advance notice if he is dismissed in circumstances involving a grave breach of discipline or breach of trust vis-a-vis the Company.

    d. An employee who has left the Company without advance notice, or who has not worked properly during the period of advance notice, in whole or in part, will be obliged to compensate the Company for any damage which may be caused to it, and the amount of the compensation will be capable of being set off against any amount which may be due to the employee from the Company.

    e. During the period of advance notice, the Employee shall train his replacement and shall transfer the work and the job in orderly fashion, including any information connected with the job, to his replacement and/or to his superior.

21. TERMINATION OF EMPLOYMENT RELATIONSHIP

    a. When the employment comes to an end, the Employee shall return to the Company all property and documents belonging to the Company, and shall settle all his debts to the Company.

    b. After the Employee has complied with all his obligations pursuant to sub-clause (a) and pursuant to Clause 20(e), and subject to the provision of sub-clauses (c), (d), (e) and (f) below, the Company will transfer to the Employee his pension scheme and payments for the accumulated annual leave at the rate specified according to law, to the extent that a balance of accumulated leave stands to the credit of the Employee.

    c. Should the Employee's employment pursuant to this Agreement be terminated in circumstances which entitle him to severance pay according to the law, or in accordance with the conditions set forth in the Severance Pay Law, 5723-1963, the Company will transfer to the Employee the severance pay due to him, as set forth in sub-clause (d) below.

    d. Should a pension scheme which includes an element of severance pay have been transferred to the Employee, the Employee's rights under such scheme will be in substitution of his rights to severance pay, and will constitute full realization of his rights according to law and under this Agreement, except in cases in which:

EXHIBIT 10.36

        1) The amounts which have accrued in the pension scheme as severance pay are insufficient for the payment of the severance pay at the full rate which is due to the Employee according to law. In such event the Company will top up the shortfall amount.

        2) The amounts which have accrued in the pension scheme as severance pay are higher than the amount due to the Employee according to law. In such event the Company shall be entitled to withdraw the difference for itself.

    e. Should the Employee's employment be terminated in circumstances which do not entitle the Employee to severance pay, the Company will be entitled not to transfer to the Employee the element of severance pay which has accrued in the pension scheme.

    f. Should the Employee fail to comply with all his obligations pursuant to sub-clause (a), the Employee hereby agrees that the Company will set off the value of the property or the documents, which have not been returned into its possession, and the total amount of the debts which have not been repaid by the Employee, against any amount the Company holds for the Employee. This will be in addition to the Company's right to take any steps against the Employee which are available to it according to law.

    g. Notwithstanding the contents of sub-clause (b) above, the Company will not transfer to the Employee, and the Employee will not be entitled to any payment of whatsoever nature, if the employment relationship is terminated in circumstances of a grave breach of discipline or a criminal offense involving moral turpitude, or a breach of trust against the Company.

22. The following appendices are attached to this Contract and form an integral part hereof:

        Continuing Education Fund Appendix
        Motor Car Appendix
        Termination of Employment Appendix
        Entitlement to receive Options Appendix
        Bonus Appendix
        Length of Advance Notice Appendix

              IN WITNESS WHEREOF THE PARTIES HAVE HEREUNTO SIGNED

            ( - )                                            ( - )
    ___________________________                     ______________________
    Electric Fuel (E.F.L.) Ltd.                          The Employee

EXHIBIT 10.36


                      CONTINUING EDUCATION FUND APPENDIX

1. This appendix forms an integral part of an Employment Agreement which was signed on May 13, 1997.

2.  The following sub-paragraph will be added to Clause 7:

    e. With effect from the date of commencement of his employment, the Company will deposit 7.5% of the Employee's combined salary in a continuing education fund in the name of the Employee, up to the ceiling which is exempt from tax according to law. The Employee authorizes the Company to deduct his share of the continuing education fund from his salary and to deposit same in the continuing education fund.


           ( - )                                           ( - )
    __________________________                   __________________________
    Electric Fuel (E.F.L.) Ltd.                          The Employee

EXHIBIT 10.36


                              MOTOR CAR APPENDIX

1. This appendix forms an integral part of an Employment Agreement which was signed on May 13, 1997.

2.  The following sub-paragraph will be added to Clause 7:

    h. The Employee shall be entitled for purposes of his employment to receive a car according to the conditions and rules set forth in the Company's procedures. The value of the use of the car will be fully grossed-up. The Company will be entitled to revoke this right during the period of advance notice, in the event that the Employee ceases working.


            ( - )                                            ( - )
    ___________________________                     ________________________
    Electric Fuel (E.F.L.) Ltd.                            The Employee

EXHIBIT 10.36

                     TERMINATION OF EMPLOYMENT APPENDIX -
                     RELEASE OF MANAGER'S INSURANCE POLICY

1. This appendix forms an integral part of an Employment Agreement which was signed on May 13, 1997.

2. The following sub-paragraph will be added to Clause 21 sub-clause (h) will be replaced by the following sub-clause:

    h. In every case of the termination of employment by prior notice from the Employee, subject to the provisions of Clauses 20(e) and 21(f), (g), the Company will transfer the amount which has accumulated to his credit under the pension scheme to the Employee.


            ( - )                                        ( - )
    ___________________________                   ______________________
    Electric Fuel (E.F.L.) Ltd.                        The Employee

EXHIBIT 10.36

                        ENTITLEMENT TO OPTIONS APPENDIX

1. This appendix forms an integral part of an Employment Agreement which was signed on May 13, 1997.

2. The Employee shall be entitled to receive 122,500 options of the parent company, Electric Fuel Corporation, at an exercise price of $5.5 per share. The Employee will be entitled to exercise the options (vesting) in accordance with the following time schedule:


    December 31 1997               -         17,150
    December 31 1998               -         35,116
    December 31 1999               -         35,116
    December 31 2000               -         35,117

3. The Employee's entitlement is subject to the Company's scheme which is approved for the grant of options to employees.

            ( - )                                        ( - )
    ___________________________                   ______________________
    Electric Fuel (E.F.L.) Ltd.                        The Employee

EXHIBIT 10.36

                                BONUS APPENDIX

1. This appendix forms an integral part of an Employment Agreement which was signed on May 13, 1997.

2. The Employee will be entitled to receive annual bonuses, commencing from the end of the second calendar year of his employment in the Company, to a minimum extent of 1.5 times his gross monthly salary in accordance with the excellence of his performance in his position.

3. In respect of the first calendar year of his employment (1997), the Employee will be entitled to payment of a bonus in a minimum amount of $10,000 up to $18,000, in the event of excellence of performance in fulfilling his functions and position.

            ( - )                                        ( - )
    ___________________________                   ______________________
    Electric Fuel (E.F.L.) Ltd.                        The Employee

EXHIBIT 10.36


                       LENGTH OF ADVANCE NOTICE APPENDIX

1. This appendix forms an integral part of an Employment Agreement which was signed on May 13, 1997.

2. In relation to Clause 20(a) - the length of the advance notice and the total payment of severance pay, to which the Employee will be entitled, will be according to the following table:

-------------------------------------------------------------------------------------------------
                                   Party        Period of Advance       Payment of Increased
                                   giving            Notice                 Severance Pay
                                   notice          (in months)       (in months of gross salary)
-------------------------------------------------------------------------------------------------
                                    The
    In the first year of          Employee             1                         2
                                  ---------------------------------------------------------------
        employment                  The
                                  Company              2                         4
                                  ---------------------------------------------------------------
                                    The
    After first year of           Employee             2                         3
                                  ---------------------------------------------------------------
        employment                  The
                                  Company              2                         5
-------------------------------------------------------------------------------------------------

            ( - )                                        ( - )
    ___________________________                   ______________________
    Electric Fuel (E.F.L.) Ltd.                        The Employee